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                                                                    Exhibit 3(g)

                                     FORM 19
                                  (Section 348)
                          PROVINCE OF BRITISH COLUMBIA

                                                                Certificate of
                                                                Inc. No. 186138

                                   COMPANY ACT
                                   -----------

                               SPECIAL RESOLUTION


         The following special resolution was passed by the undermentioned Company on the date stated:

NAME OF COMPANY:           ALASKA APOLLO RESOURCES INC.

DATE RESOLUTION PASSED:    JUNE 22, 1998

RESOLUTION:

RESOLVED AS SPECIAL RESOLUTIONS THAT:


1. The Company consolidate all of the 6,000,000 preferred shares without par value of which none are issued and outstanding, into 1,200,000 preferred shares without par value, every five (5) preferred shares without par value being consolidate into one (1) preferred share.

     2. Paragraph 2 of the Memorandum be altered to read as follows:

         "2. The authorized capital of the Company consists of 11,200,000 shares divided into:

                           10,000,000 common shares without par value; and 1,200,000 preferred shares without par value having attached thereto the special rights and restrictions set forth in the Articles of the Company."

The Memorandum, as altered, is attached hereto as Schedule "A".

Certified a true copy the 25nd day of June, 1998.

                                      (Signature)   /s/ Ron Paton
                                                 -------------------------------

                                      (Relationship to Company)  Solicitor



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SCHEDULE "A" ATTACHED TO AND FORMING PART OF A SPECIAL RESOLUTION OF ALASKA
APOLLO RESOURCES INC. PASSED ON THE 22ND DAY OF JUNE, 1998.

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                                   COMPANY ACT
                                   -----------


                               ALTERED MEMORANDUM



1.       The name of the Company is Daugherty Resources, Inc.

2. The authorized capital of the Company consists of 11,200,000 shares divided into:

                  10,000,000 common shares without par value; and 1,200,000 preferred shares without par value having attached thereto the special rights and restrictions set forth in the Articles of the Company.






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